SECURED DEMAND PROMISSORY NOTE

$20,000,000.00	November 3, 2011

FOR VALUE RECEIVED, on demand as permitted herein, SIGNAL GENETICS LLC, a Delaware limited liability company (“Signal”), MYELOMA HEALTH LLC, a Delaware limited liability company (“Myeloma Health”), RESPIRA HEALTH LLC, a Delaware limited liability company (“Respira”) and CC HEALTH LLC, a Delaware limited liability company (Signal, Myeloma Health, Respira, CC Health and each other Person who becomes a party to this Note by execution of a joinder in the form of Exhibit 1 attached hereto, are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”), each having an office at 667 Madison Avenue, 14th Floor, New York, New York 10065, promises to pay to the order of LEBOW ALPHA LLP, a Delaware limited liability limited partnership (the “Lender”), at its offices at c/o BSL Capital, 667 Madison Avenue 14th Floor, New York, NY 10065, or at such other place as Lender may designate in writing, the principal sum of the lesser of (A) TWENTY MILLION DOLLARS ($20,000,000.00), or (B) the principal amount of loans (the “Loans”) outstanding hereunder, as conclusively evidenced on the grid attached hereto as Schedule I.

This Note and all obligations of Borrowers hereunder are secured by a Guaranty and Security Agreement, dated of even date herewith, made by Borrowers to Lender (as amended, restated, modified or supplemented from time to time, the “Security Agreement”).

1.          Interest; Prepayment.

(a)          Interest on this Note shall be payable on the unpaid principal amount hereof, computed on the basis of the actual number of days elapsed in a 360-day year, at a rate per annum which shall be equal to eight percent (8.0%) per annum, compounded quarterly as of the last day of each calendar quarter.

(b)          Interest, at the rate described above, shall be payable on demand, at maturity (whether by acceleration or otherwise) and upon the making of any prepayment, as hereinafter provided. In addition, interest shall be payable on any overdue installment of principal for the period overdue, on demand, at a rate equal to eleven percent (11.0%) per annum, compounded quarterly as of the last day of each calendar quarter. In no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrowers, first to collection expenses due hereunder, then to outstanding late charges, then to interest due and payable but not yet paid, and the remainder, if any, to principal. All payments by Borrowers or any endorser of this Note on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

(c)          The Loans may be prepaid by Borrowers, in whole or in part, at any time without penalty or premium.

2.          Advances; Schedule 1.

Lender will advance the principal amount of each Loan to the Borrowers within two Business Days after receipt from the Borrower Representative of a request therefor specifying the amount of the Loan requested and the allocation of such Loan among the Borrowers, which requests may be made by the Borrower Representative at any time prior to the date on which Lender has made demand for repayment of the Loans in accordance with Section 3 hereof. Lender is hereby authorized by Borrowers to enter and record on Schedule I attached hereto the amount of each Loan made under this Note and each payment of principal thereon without any further authorization on the part of Borrowers or any endorser or guarantor of this Note. To the extent interest is not paid when due, Lender is authorized and directed to enter the amount of such interest as a Loan on Schedule I. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan and its conditions. Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrowers or any endorser or guarantor of this Note.

3.          Loans Due on Demand. Notwithstanding any terms in this Note to the contrary, the enumeration in this Note of specific obligations of Borrowers to Lender and/or conditions to the availability of funds under this Note shall not be construed to qualify, define, or otherwise limit Lender’s right, power, or ability, at any time, under applicable law, to demand the payment of all Loans outstanding under this Note within five Business Days of written notice of such demand to the Borrower.

4.          Borrower Representative. Each Borrower hereby designates and appoints Signal as its representative and agent on its behalf (the “Borrower Representative”) for the purposes of issuing notices, delivering certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under this Note, the Security Agreement and any other document, certificate, agreement, instrument or statement delivered to Lender in connection with any of the foregoing (each a “Loan Document” and collectively, the “Loan Documents”). Borrower Representative hereby accepts such appointment. Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

5.          Representations and Warranties.

Borrowers, jointly and severally, hereby represent and warrant as of the date of this Note, as follows:

(a)          Each Borrower is a limited liability company duly organized and in good standing under the laws of its state of organization.

(b)          The execution, delivery and performance of this Note and the transactions contemplated hereunder (i) are all within each Borrower’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) are not in contravention of law or the terms of any Borrower’s certificate of formation, operating agreement, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower.

(c)          This Note constitutes the legal, valid and binding obligation of Borrowers enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general equitable principles.

6.          Events of Default.

Each of the following shall constitute an Event of Default hereunder:

(a)          a Borrower shall fail to make any payment of (i) principal outstanding hereunder on demand as demand is permitted hereunder, or (ii) following three (3) Business Days’ written notice, interest on this Note or any fee provided for herein on demand as demand is permitted hereunder;

(b)          default by any Borrower in the performance or observance of any covenant, agreement or condition contained in this Note and such default shall have continued for a period of ten (10) days after notice thereof to Borrower Representative;

(c)          any representation or warranty made by a Borrower in any Loan Document shall prove to have been incorrect, untrue or misleading in any material respect;

(d)          any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Borrower or the Loan Documents shall for any reason cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of Lender to take any action within its control) cease to be a perfected security interest;

(e)          a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or all or any part of its properties and such petition or application is not dismissed within forty five (45) days after the date of its filing or any Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(f)          any Borrower makes an assignment for the benefit of creditors or a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or for all or any part of its property.

7.          Remedies.

If an Event of Default occurs and is continuing, at the election of Lender, the aggregate principal balance of this Note, together with the then accrued and unpaid interest thereon (the “Default Amount”), shall become due and payable immediately (an “Acceleration”); provided, that, upon the occurrence of any Event of Default described in Sections 6(e) or 6(f), the Default Amount shall automatically become immediately due and payable.

EACH BORROWER HEREBY AFFIRMS, ACKNOWLEDGES AND RATIFIES THAT ALL AMOUNTS DUE UNDER THIS NOTE ARE PAYABLE ON DEMAND, WHICH DEMAND MAY BE MADE AT ANY TIME BY LENDER IN ITS SOLE DISCRETION IRRESPECTIVE OF WHETHER AN EVENT OF DEFAULT HAS OCCURRED.

8.          Joint and Several.

The obligations of the Borrowers hereunder and under the other Loan Documents are joint and several.

9.          Governing Law.

THIS NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING, WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

10.         Submission to Jurisdiction.

Each of the parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Note and any Loan Document and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

11.         No Waiver

No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise

12.         Waiver of Jury Trial.

EACH OF BORROWERS AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY THIS NOTE, ANY LOAN DOCUMENT, THE LOANS EVIDENCED BY THIS NOTE OR THE ACTIONS OF BORROWERS AND LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

13.         Notices.

Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by prepaid registered or certified mail, timely deposited with an overnight courier such as Federal Express, or delivered against receipt (including by confirmed facsimile transmission), at the addresses set forth in Section 1 of this Note or to such other address as the party may have furnished in writing in accordance with the provisions of this Section. Any notice or other communication shall be deemed to have been given, made and received upon receipt; provided, that any notice or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

14.         Amendment.

This Note may not be modified, changed, waived, discharged or terminated orally but only by agreement or discharge in writing and signed by Lender and Borrower Representative. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

15.         Costs and Expenses.

Borrowers shall reimburse Lender for all costs and expenses incurred by Lender and shall pay the reasonable fees and disbursements of counsel to Lender in connection with administration and enforcement of Lender’s rights hereunder and under the other Loan Documents. Borrowers shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note and the Loan Documents.

16.         Amendments

No amendment, modification, or waiver of any provision of this Note nor consent to any departure by any Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.         Waiver.

Borrowers hereby waive presentment, notice of demand for payment, protest, notice of dishonor and all other notices of a like nature with respect to this Note.

18.         Successors and Assigns.

This Note shall be binding upon Borrowers and their respective successors and assigns.

19.         Captions.

Captions and section titles contained herein are inserted as a matter of convenience and for reference only and are not intended to define, limit, extend or describe the scope of this Note or the intent of any provision thereof.

20.         Severability.

In the event that any provision of this Note shall be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Note, it being hereby agreed that such provisions are severable and that this Note shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

21.         Entire Agreement.

This Note sets forth the entire agreement of Borrowers and Lender with respect to this Note and may be modified only by a written instrument executed by Borrowers and Lender.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned has caused this Secured Demand Promissory Note to be duly executed as of the date first written above.

BORROWERS:

SIGNAL GENETICS, LLC

By:	/s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

MYELOMA HEALTH LLC

By:	/s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

RESPIRA HEALTH LLC

By:	By: /s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

CC HEALTH LLC

By:	By: /s/ Joe Hernandez
Name:	Joe Hernandez
Title:	President/CEO

LENDER:

LEBOW ALPHA LLP
By:	LeBow Holdings, Inc., a Nevada Corporation,
its General Partner

By:	/s/ Bennett S. LeBow
Bennett S. LeBow
President

SCHEDULE 1 TO NOTE

Borrowers:	Date of Note: November 3, 2011
Signal Genetics LLC
Myeloma Health LLC
Respira Health LLC
CC Health LLC

	Amount of	Amount of	Unpaid Principle	Name of Person
Date	Loan	Principal Repaid	Balance of Note	Making Notation
11/1/11	6,856,298	-0-	6,856,298
11/1/11	256,993	-0-	256, 993

11/1/11	6,450,000	-0-	6,450,000
11/1/11	164,329	-0-	164,329

- 8 -